Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Shep Dunlap (Investors)
	+1-847-943-5678	+1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Announces

Cash Tender Offer and Consent Solicitation

DEERFIELD, Ill. – April 2, 2018 – Mondelēz International, Inc. (formerly known as Kraft Foods Inc.) (the “Company” or “Mondelēz International”) announces its offer to purchase (the “Tender Offer”) for cash up to $1,000,000,000 aggregate principal amount (such amount as it may be amended, the “Maximum Tender Amount”) of the debt securities listed below (the “Notes”).

Title of Security	CUSIP	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread (basis points)	Early Tender Premium(1)	Hypothetical Total Consideration(1)(2)
6.500% Notes due 2040(3)	50075N AZ7 / US50075NAZ78	$501,541,000	1	2.750% U.S. Treasury due November 15, 2047	FIT1	135	$30	$1,303.02
6.500% Notes due 2031(3)(4)	50075N AC8 / US50075NAC83	$350,409,000	2	2.750% U.S. Treasury due February 15, 2028	FIT1	115	$30	$1,271.09
6.875% Notes due 2038(3)	50075N AT1 / US50075NAT19	$255,387,000	3	2.750% U.S. Treasury due November 15, 2047	FIT1	130	$30	$1,342.82
6.875% Notes due 2039(3)	50075N AW4 / US50075NAW48	$195,193,000	4	2.750% U.S. Treasury due November 15, 2047	FIT1	130	$30	$1,353.50
7.000% Notes due 2037(3)	50075N AR5 / US50075NAR52	$139,631,000	5	2.750% U.S. Treasury due November 15, 2047	FIT1	125	$30	$1,361.90
5.375% Notes due 2020(3)	50075N BA1 / US50075NBA19	$524,402,000	6	2.250% U.S. Treasury due March 31, 2020	FIT1	25	$30	$1,050.05
6.125% Notes due 2018(3)	50075N AV6 / US50075NAV64	$322,602,000	7	1.000% U.S. Treasury due August 15, 2018	FIT3	20	$30	$1,014.05

(1)	Per $1,000 principal amount of Notes.
(2)	Hypothetical Total Consideration (as defined in the Offer to Purchase) calculated on the basis of pricing for the Reference U.S. Treasury Security as of 11:00 a.m., New York City time, on March 29, 2018 and an Initial Settlement Date (as defined in the Offer to Purchase referenced below) on April 17, 2018. See Schedule A to the Offer to Purchase for the formula to be used to determine the Total Consideration and Schedule B to the Offer to Purchase for information used to determine the hypothetical Total Consideration. The actual Total Consideration payable pursuant to the Tender Offer will be calculated and determined as set forth in the Offer to Purchase.
(3)	Issuer formerly known as Kraft Foods Inc.
(4)	Admitted to trading on the Regulated Market of the Luxembourg Stock Exchange.

Concurrently with the Tender Offer, the Company is soliciting (the “Consent Solicitation”) consents (the “Consents”) from each holder (individually, a “Holder,” and collectively, the “Holders”) of the Notes, subject to the terms and conditions set forth in the Offer to Purchase (as defined below), to certain proposed amendments (the “Proposed Amendments”) to the Indenture, dated as of October 17, 2001 (the “Base Indenture”), by and between the Company and Deutsche Bank Trust Company Americas (as successor trustee to The Bank of New York and The Chase Manhattan Bank), as trustee (the “Trustee”), as supplemented by the applicable officers’ certificate governing each series of Notes (together with the Base Indenture, collectively, the “Existing Indentures”) and the Notes.

The Tender Offer and Consent Solicitation are being made upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated April 2, 2018 (as the same may be amended or supplemented from time to time, the “Offer to Purchase”), including the Financing Condition (as defined below) and in the related Consent and Letter of Transmittal (as the same may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer Documents”). The Tender Offer and the Consent Solicitation are open to all Holders of the Notes.

Barclays Capital Inc. and Citigroup Global Markets Inc. are serving as dealer managers (the “Dealer Managers”) for the Tender Offer and as solicitation agents (the “Solicitation Agents”) for the Consent Solicitation. Global Bondholder Services Corporation is acting as information agent (the “Information Agent”) and depositary (the “Depositary”) in connection with the Tender Offer and Consent Solicitation.

Copies of the Offer Documents are available from the Depositary and Information Agent as set out below. Capitalized terms used in this press release but not defined have the meanings given to them in the Offer to Purchase.

Details of the Tender Offer and Consent Solicitation

The consideration paid in the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread over the yield to maturity of the applicable U.S. Treasury Security as specified in the table above as calculated by the Dealer Managers for the Tender Offer at 11:00 a.m., New York City time, on April 16, 2018 (such time and date, as the same may be extended, the “Price Determination Date”). Holders of Notes that are validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on April 13, 2018 (such date and time, as the same may be extended, the “Early Tender Date”) and accepted for purchase will receive the applicable “Total Consideration,” which includes an early tender premium of $30 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). Holders of Notes who validly tender their Notes after the Early Tender Date and at or prior to 11:59 p.m., New York City time, on April 27, 2018, unless extended (such date and time, as the same may be extended, the “Expiration Date”), will only receive the applicable Tender Consideration per $1,000 principal amount of Notes tendered by such Holders that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Premium. Holders whose Notes are accepted for purchase pursuant to the Tender Offer will also receive accrued and unpaid interest on their purchased Notes from the last interest payment date for such Notes to, but excluding, the applicable settlement date. Assuming the Tender Offer is not extended and the conditions to the Tender Offer are satisfied or waived, the Company expects (i) that settlement for Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date and accepted for purchase pursuant to the Tender Offer will be on April 17, 2018, but the Company reserves the right, in its sole discretion, to designate such settlement date at any date following the Early Tender Date, and (ii) that settlement for any Notes validly tendered and not validly withdrawn after the Early Tender Date and at or prior to the Expiration Date and accepted for purchase will be on May 1, 2018.

Notes tendered in the Tender Offer may be validly withdrawn (and consents delivered in the Consent Solicitation referenced below may be validly revoked) at any time at or prior to 5:00 p.m., New York City time, on April 13, 2018 (such date and time, as the same may be extended, the “Withdrawal Deadline”), but not thereafter unless the Company is otherwise required by applicable law to permit withdrawal (and revocation).

The amount of a series of Notes that is purchased in the Tender Offer will be based on the order of priority (the “Acceptance Priority Level”) for such series as set forth in the table on the front cover of the Letter of Transmittal, with “1” being the highest Acceptance Priority Level and “7” being the lowest Acceptance Priority Level (provided that Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date will be purchased prior to any Notes tendered after the Early Tender Date).

Holders may not consent to the Proposed Amendments to the relevant Existing Indenture without tendering their applicable Notes in the Tender Offer and Holders may not tender their Notes without consenting to the applicable Proposed Amendments. By tendering their Notes, Holders will be deemed to have validly delivered their consents to the Proposed Amendments to the applicable Existing Indenture and Notes, as further described in the Offer to Purchase. Mondelēz International intends to execute a supplemental indenture to amend each applicable Existing Indenture (the “Supplemental Indenture”) with the Trustee with respect to the applicable Proposed Amendments if Consents from holders of more than 50% of the outstanding aggregate principal amount of the applicable series of Notes are received and not revoked (with respect to each series of Notes, the “Requisite Consents”). Assuming that the Requisite Consents are received with respect to a series of Notes, it is expected that the Supplemental Indenture with respect to such series will be entered into promptly following the Withdrawal Deadline. The Supplemental Indenture will become effective upon execution, but will provide that the Proposed Amendments for the applicable series of Notes will not become operative unless (i) the Company accepts the applicable Notes for purchase in the Tender Offer and the Notes of such series tendered at or prior to the Early Tender Date are not subject to proration (as described below) in the Tender Offer and (ii) the Requisite Consent for such series of Notes was received (the “Consent Solicitation Conditions”). In the event that the Requisite Consent for a series of Notes is received and not validly revoked but Notes of such series tendered in the Tender Offer are subject to proration, the Proposed Amendments with respect to such Notes will not become operative despite Mondelēz International accepting Notes of such series in the Tender Offer.

Notwithstanding any other provision of the Tender Offer and Consent Solicitation, the obligation of the Company to accept for purchase, and to pay for, any Notes validly tendered and not validly withdrawn and the Consents validly delivered and not validly revoked is further subject to, and conditioned upon, the successful completion (in the Company’s sole opinion) of some form of debt financing designated to raise sufficient funds to purchase all Notes validly tendered and not validly withdrawn, subject to the Maximum Tender Amount, and accepted for purchase by the Company and to pay all fees and expenses in connection with the Tender Offer and Consent Solicitation (the “Financing Condition”), unless the Company (in its sole discretion) elects to waive the Financing Condition. The terms of such debt financing will be determined by market conditions and other factors at the time it occurs. No assurances can be given that the Company will in fact complete such debt financing. Consummation of the Tender Offer and the Consent Solicitation is expressly contingent upon, among other things, the Company obtaining financing on terms satisfactory to Company.

Validly tendered Notes, and delivered Consents, may be withdrawn or revoked at any time at or prior to the Withdrawal Deadline. After such time, Holders may not withdraw their Notes, or revoke the related Consents, unless the Company is otherwise required by applicable law to permit withdrawal and revocation, in which case withdrawal and revocation rights will be extended, in accordance with applicable law, as the Company determines to be appropriate to allow tendering Holders a reasonable opportunity to respond. In the event of a termination of the Tender Offer and Consent Solicitation either in whole or with respect to any series of Notes, any Notes as to which the Tender Offer has been terminated that have been validly tendered will be promptly returned in accordance with applicable law and the Consents related to such Notes will be deemed revoked. Notes tendered pursuant to the Tender Offer and not purchased due to the priority acceptance procedures, proration or a defect in the tender will be returned to the tendering Holders promptly following the Expiration Date. If the Tender Offer and Consent Solicitation are terminated or withdrawn with respect to a series of Notes, or the Requisite Consents with respect to such series of Notes are not received or Notes of such series tendered at or prior to the Early Tender Date are purchased on a prorated basis, the related Existing Indenture and Notes will remain in effect in its present form.

Subject to applicable law, the Tender Offer and Consent Solicitation may be terminated or withdrawn in whole or terminated or withdrawn with respect to any or all series of Notes. The Company reserves the right, subject to applicable law, to: (i) waive any and all conditions to the Tender Offer and Consent Solicitation, including the Financing Condition (other than, in the case of the Consent Solicitation, the Consent Solicitation Conditions) with respect to any or all series of Notes; (ii) extend or terminate the Tender Offer and Consent Solicitation with respect to any or all series of Notes; (iii) increase the Maximum Tender Amount; or (iv) otherwise amend the Tender Offer and Consent Solicitation with respect to any or all series of Notes, in each case, in their sole discretion without extending the Withdrawal Deadline or otherwise reinstating withdrawal and revocation rights.

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase or a solicitation of consents with respect to any Notes. The Tender Offer and Consent Solicitation are being made solely pursuant to the Offer to Purchase and related documents. The Tender Offer and the Consent Solicitation are not being made to Holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offer and the Consent Solicitation to be made by a licensed broker or dealer, the Tender Offer and the Consent Solicitation will be deemed to be made on behalf of Mondelēz International by the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

The Information Agent for the Tender Offer and Consent Solicitation is:

Global Bondholder Services Corporation

Attention: Corporate Actions

Banks and Brokers Call Collect: (212) 430-3774

All Others Call Toll-Free: (866) 470-3800

The Dealer Managers for the Tender Offer and

the Solicitation Agents for the Consent Solicitation are:

Barclays Capital Inc.	Citigroup Global Markets Inc.
Attention: Liability Management Group Collect: (212) 528-7581 Toll Free: (800) 438-3242 Email: us.lm@barclays.com	Attention: Liability Management Group Collect: (212) 723-6106 Toll-Free: (800) 558-3745 Email: ny.liabilitymanagement@citi.com

About Mondelēz International

Mondelēz International, Inc. (NASDAQ:MDLZ) is building the best snacking company in the world, with 2017 net revenues of approximately $26 billion. Creating more moments of joy in approximately 160 countries, Mondelēz International is a world leader in biscuits, chocolate, gum, candy and powdered beverages, featuring global Power Brands such as Oreo and belVita biscuits; Cadbury Dairy Milk and Milka chocolate; and Trident gum. Mondelēz International is a proud member of the Standard and Poor’s 500, Nasdaq 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com or follow us on Twitter at www.twitter.com/MDLZ.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “intend” and similar expressions are intended to identify the Company’s forward-looking statements, including, but not limited to, statements about the offer to purchase and proposed amendments to the Existing Indentures and the Notes. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, which could cause the Company’s actual results to differ materially from those indicated in the Company’s forward-looking statements. Please see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the U.S. Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

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